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                                                                     EXHIBIT 3.5

                               ARTICLES OF MERGER
                                       OF
                          WESPAC PROPERTY CORPORATION
                            a California corporation

                                      INTO

                         FIRST EQUITY PROPERTIES, INC.
                              a Nevada corporation

         First Equity Properties, Inc, a Nevada corporation ("FEPI Nevada"), hereby certifies as follows:

         1. WESPAC Property Corporation ("WESPAC California") was incorporated on December 16, 1996 under the laws of the State of California.

         2. FEPI Nevada was incorporated on December 19, 1996 under the laws of the State of Nevada.

         3.      The name of the surviving corporation is First Equity
Properties, Inc.

         4. An Agreement and Plan of Merger (the "Plan") between FEPI Nevada and WESPAC California has been approved, adopted, certified, executed and acknowledged by the vote of the Board of Directors of both FEPI Nevada and WESPAC California in accordance with the requirements of Section 78.451 of the Nevada Revised Statutes.

         5. The Plan was approved by the unanimous written consent of the sole stockholder of FEPI Nevada pursuant to Section 78.453 of the Nevada Revised Statutes.

         6. The Plan was submitted to the shareholders of WESPAC California by its board of directors. There were 10,568,944 shares of common stock outstanding and entitled to one vote each with respect to the Plan.
There were 9,021,490 votes cast for the Plan and 168,585 votes cast against the Plan. The number of votes cast for the Plan was sufficient for approval of the Plan by the stockholders pursuant to Section 78.453 of the Nevada Revised Statutes.

         7. The Articles of Incorporation of FEPI Nevada shall be the articles of incorporation of the surviving corporation.

         8. The effective date of the merger shall be the date when the Secretary of State of the State of Nevada shall have issued a Certificate of Merger or other similar document relating to such merger.

         9. The complete and executed Agreement and Plan of Merger is on file at the principal place of business of FEPI Nevada,




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the address of which is 10670 North Central Expressway, Suite 300, Dallas,
Texas 75231.

         10. A copy of the Plan will be furnished by FEPI Nevada on request and without cost to any stockholder of any corporation that is a party to the merger.

         DATED as of December 23, 1996.



                                           FIRST EQUITY PROPERTIES, INC.


                                           By:  /s/ KARL L. BLAHA
                                                ------------------------------
                                                Karl L. Blaha, President


                                           FIRST EQUITY PROPERTIES, INC.


                                           By:  /s/ F. TERRY SHUMATE
                                                ------------------------------
                                                F. Terry Shumate, Secretary



STATE OF TEXAS            Section
                          Section
COUNTY OF DALLAS          Section

         This instrument was acknowledged before me on the 23 day of December, 1996 by Karl L. Blaha, President of First Equity Properties, Inc.



                               /s/ PAMELA D. BENSON
[SEAL]                         ------------------------------------------------
                               Notary Public in and for said County and State




STATE OF TEXAS            Section
                          Section
COUNTY OF DALLAS          Section

         This instrument was acknowledged before me on the 23 day of December, 1996 by F. Terry Shumate, Secretary of First Equity Properties, Inc.



                               /s/ PAMELA D. BENSON
[SEAL]                         ------------------------------------------------
                               Notary Public in and for said County and State





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